Exhibit 99.1

HeartBeam Names Timothy Cruickshank as Chief Financial Officer
Seasoned MedTech Leader with Proven Track Record of Strategic Planning, Financial Stewardship and Commercial Success

SANTA CLARA, CA – September 10, 2024 -- HeartBeam, Inc. (NASDAQ: BEAT), a medical technology company focused on transforming cardiac care by providing powerful cardiac insights wherever the patient is, announced the appointment of Timothy Cruickshank as Chief Financial Officer (CFO), effective immediately. Mr. Cruickshank brings more than 15 years of public company experience with a focus on growing businesses with disruptive technologies through authentic leadership, strategic focus, data-driven decisions, and strong risk management and governance. He succeeds long-time CFO Richard Brounstein, who has been serving in an advisory capacity since retiring in February.

“Tim has an outstanding record of delivering results and creating value and will be a strong partner in ensuring we have a solid financial position as we strive to make our vision to transform the monitoring and detection of cardiac conditions a reality,” said Branislav Vajdic, PhD, Chief Executive Officer and Founder of HeartBeam. “We thank Rick for his leadership over the past 9 years as he worked tirelessly to establish the strong financial foundation for the company which will continue to serve us well moving forward.”

HeartBeam has developed a cable-free, credit card-sized device that captures the heart’s electrical signals from three dimensions and is designed to be capable of synthesizing a 12-lead ECG. The Company’s first 510(k) submission for its proprietary technology is currently under review with the FDA and is the cornerstone submission upon which future submissions will be based. The Company has 13 issued US patents and 4 issued international patents supporting the underlying technology.

"The ability of HeartBeam’s unique technology to unlock actionable heart intelligence from three dimensions for a range of cardiac conditions is truly compelling to me,” said Mr. Cruickshank. “I am excited to join the Company at this pivotal time and look forward to working with the team to commercialize this impactful innovation, drive financial excellence and expand our impact to ultimately improving cardiac care for patients."

Mr. Cruickshank, age 43, was a financial executive of ImpediMed since 2008 and served as CFO from October 2019 through March 2024. ImpediMed is a medical technology company that designs and manufactures medical devices and software services employing its pioneering bioimpedance spectroscopy (BIS) technology for multiple indications including heart failure, protein calorie malnutrition, and lymphedema within oncology. During Mr. Cruickshank’s time at ImpediMed, he spearheaded the evolution of the company from a traditional medical device company to a medical technology company with a high margin Software-as-a-Service (SaaS) business model, through the launch of the SOZO® Digital Health Platform. He received a Master of Business Administration from Keller Graduate School of Management and a Bachelor of Science in Accounting from Syracuse University.

About HeartBeam, Inc.

HeartBeam, Inc. (NASDAQ: BEAT) is a medical technology company dedicated to transforming cardiac care by providing powerful cardiac insights wherever the patient is. The Company is creating the first ever cable-free 12-lead ECG capable of capturing the heart’s electrical signals from three dimensions. This platform technology is designed to be used in portable devices that can be used wherever the patient is to deliver actionable heart intelligence. Physicians will be able to identify cardiac health trends and acute conditions and direct patients to the appropriate care – all outside of a medical facility, thus redefining the future of cardiac health management. The Company holds 13 US and 4 international issued patents related to technology enablement.

For additional information, visit HeartBeam.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations Contact: Chris Tyson Executive Vice President MZ North America Direct: 949-491-8235 BEAT@mzgroup.us www.mzgroup.us

Media Contact: media@heartbeam.com